As filed with the Securities and Exchange Commission on April 9, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPECTRA ENERGY CORP	SPECTRA ENERGY CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)

20-5413139	51-0282142
(I.R.S. Employer Identification Number)

5400 Westheimer Court Houston, Texas 77056 (713) 627-5400	5400 Westheimer Court Houston, Texas 77056 (713) 627-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William S. Garner, Jr., Esq.

General Counsel

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies to:

Stephen W. Hamilton, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

(202) 371-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee(2)(3)
Warrants of Spectra Energy Corp
Common stock, par value $0.001 per share of Spectra Energy Corp
Preferred stock, par value $0.001 per share of Spectra Energy Corp
Debt Securities (Senior Notes and Subordinated Notes) of Spectra Energy Capital, LLC
Total

(1)	The securities of each class may be offered and sold by the registrant and/or may be offered and sold from time to time by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the registrant or from one or more underwriters, dealers or agents.
(2)	An indeterminate aggregate initial offering price or number of (i) warrants, common stock and preferred stock of Spectra Energy Corp, including an indeterminable amount of common stock and preferred stock of Spectra Energy Corp that may be issuable on exercise, conversion or exchange of other securities, and (ii) senior notes and subordinated notes of Spectra Energy Capital, LLC, are being registered as may from time to time be issued at indeterminate prices.
(3)	Under Rule 456(b) and Rule 457(r), the registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable, except for $75,006 that may be offset pursuant to Rule 457(p) for fees paid with respect to the unsold portion of the $988,250,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-114645, initially filed on May 20, 2004 and terminated on the date of filing of this registration statement.

Explanatory Note

Spectra Energy Corp is a Delaware corporation and prior to the distribution described below was a wholly-owned subsidiary of Duke Energy Corporation (“Duke Energy”). As a result of the distribution, we hold all of the assets and liabilities associated with Duke Energy’s former natural gas business, including its transmission and storage, distribution, and gathering and processing businesses. Unless otherwise stated or the context otherwise requires, references in this registration statement to “Spectra Energy,” “we,” “our,” or “us” refer to Spectra Energy Corp and its direct and indirect subsidiaries.

On December 8, 2006, the board of directors of Duke Energy formally approved the distribution of all of our shares of common stock to Duke Energy’s shareholders (on an as converted basis). On January 2, 2007, Duke Energy distributed one-half share of our common stock, par value $0.001 per share (the “Common Stock”), for each share of Duke Energy common stock held by Duke Energy shareholders of record as of the close of business on December 18, 2006, the record date for the distribution. As a result of the distribution, we are now a publicly-traded company, separate from Duke Energy. Our common stock is traded on the New York Stock Exchange under the symbol “SE.”

This registration statement contains two (2) separate prospectuses:

The first prospectus relates to the offering by Spectra Energy Corp of its warrants and common stock, par value $0.001 per share, and preferred stock, par value $0.001 per share.

The second prospectus relates to the offering by Spectra Energy Capital, LLC of its debt securities (senior notes and subordinated notes). Spectra Energy Capital, LLC (formerly Duke Capital LLC) is a Delaware limited liability company and a wholly-owned subsidiary of Spectra Energy Corp.

For purposes of our eligibility to file this registration statement on Form S-3, we are a successor registrant to Spectra Energy Capital, LLC within the meaning of General Instruction I.A.7 to Form S-3.

PROSPECTUS

SPECTRA ENERGY CORP

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•	shares of our common stock;

•	shares of our preferred stock; and

•	warrants to purchase equity securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update, or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before making your investment decision.

We may offer and sell these securities through one or more underwriters, dealers and agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

See “ Risk Factors” beginning on page 7 regarding the risks associated with an investment in these securities.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Our common stock is quoted on the New York Stock Exchange (the “NYSE”) under the trading symbol “SE.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2007

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after their respective dates, even though this prospectus or a supplement is delivered or securities are sold on a later date.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Spectra Energy” “we,” “our,” or “us” refer to Spectra Energy Corp, and its direct and indirect subsidiaries.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplement include and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “will,” or other similar words. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, those factors set forth in the section entitled “Risk Factors,” as well as the following:

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state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industry;

•	the outcomes of litigation and regulatory investigations, proceedings or inquiries;

•	the weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms;

•	the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

•	general economic conditions, including any potential affects arising from terrorist attacks and any consequential hostilities or other hostilities;

•	changes in environmental, safety and other laws and regulations to which we and our subsidiaries are subject;

•	the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including out credit ratings and general economic conditions;

•	declines in the market prices of equity securities and resulting funding requirements for defined benefit pension plans;

•

growth in opportunities for our business units, including the timing and success of efforts to develop domestic and international pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition;

•	the performance of natural gas transmission and storage, distribution, and gathering and processing facilities;

•	the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets;

•	the effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

•	conditions of the capital markets and equity markets during the periods covered by the forward-looking statements;

•

the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture; and

•	the ability to operate effectively as a stand-alone, publicly-traded company.

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In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of common stock, preferred stock, and warrants, as described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

To the extent that this prospectus is used by any selling securityholder to resell any securities, information with respect to the selling securityholder and the terms of the securities being offered will be contained in a prospectus supplement.

You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

Spectra Energy Corp files annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from commercial document retrieval services, over the Internet at the SEC’s website at http://www.sec.gov and under the heading “Investors/Publications” on our corporate website at www.spectraenergy.com.

We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities. You may inspect the registration statement, exhibits without charge at the SEC’s Public Reference Room or at the SEC’s website listed above, and you may obtain copies from the SEC at prescribed rates.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

Spectra Energy	Period
Annual Report on Form 10-K	Year Ended December 31, 2006 filed on April 2, 2007

Current Reports on Form 8-K	Filed January 31, 2007
Filed January 8, 2007

Description of Capital Stock	Contained in the section entitled “Description of Capital Stock” in the Information Statement contained in Spectra Energy Corp’s Registration Statement on Form 10 (File No. 1-33007) initially filed on September 7, 2006, as amended by Amendment No. 1 on October 20, 2006, Amendment No. 2 on November 16, 2006 and Amendment No. 3 on December 6, 2006, and revised by Spectra Energy’s Current Report on Form 8-K (File No. 1-33007), dated December 14, 2006.

We also incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this document.

Shareholders can obtain any document incorporated by reference in this document from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge by requesting it in writing or by telephone from us at:

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

Attention: Investor Relations Department

You may also obtain these documents from our website at www.spectraenergy.com or at the SEC’s Internet site www.sec.gov by clicking on the “Search for Company Filings” link, then clicking on the “Company & Other Filers” link, and then entering our name in the “name” field or “SE” in the ticker symbol field.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these

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types of activities, then the offer presented in this document does not extend to you. This prospectus is dated April 9, 2007. You should not assume that the information contained in this prospectus is accurate as of any date other than April 9, 2007. Neither the mailing of this prospectus to shareholders nor the issuance of our common stock will create any implication to the contrary.

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THE COMPANY

We own and operate a large and diversified portfolio of complementary natural gas-related energy assets and are one of North America’s premier midstream natural gas companies. For close to a century, we and our predecessor companies have developed critically important pipelines and related energy infrastructure connecting natural gas supply sources to premium markets. We operate in three key areas of the natural gas industry: transmission and storage, distribution and gathering and processing. The midstream sector of the natural gas industry is the link between the production of natural gas and the delivery of its components to end-use markets, and consists of the transmission and storage and the gathering and processing areas of the industry. Based in Houston, Texas, we provide transportation and storage of natural gas to customers in various regions of the Eastern and Southeastern United States, the Maritimes Provinces and the Pacific Northwest in the United States and Canada and in the province of Ontario in Canada. We also provide natural gas sales and distribution service to retail customers in Ontario, and natural gas gathering and processing services to customers in Western Canada. We have a 50% ownership in DCP Midstream, LLC, or “DCP Midstream,” one of the largest natural gas gatherers and processors in the United States. Our operations are subject to various federal, state, provincial and local laws and regulations.

Our pipeline systems consist of approximately 17,500 miles of transmission pipelines. The pipeline systems receive natural gas from major North American producing regions for delivery to markets primarily in the Mid-Atlantic, New England and Southeastern states, the Maritimes Provinces, Ontario, Alberta and the Pacific Northwest. For 2006, our proportional throughput for our pipelines totaled 3,248 trillion British thermal units (“TBtu”), compared to 3,410 TBtu in 2005. These amounts include throughput on wholly-owned U.S. and Canadian pipelines and our proportional share of throughput on pipelines that are not wholly-owned. Our storage facilities provide approximately 265 billion cubic feet of storage capacity in the United States and Canada.

DCP Midstream gathers, compresses, processes, transports, trades and markets, and stores natural gas. DCP Midstream also fractionates, transports, gathers, treats, processes, trades and markets, and stores natural gas liquids, or NGLs. DCP Midstream is 50% owned by ConocoPhillips and 50% owned by us. DCP Midstream gathers raw natural gas through gathering systems located in major natural gas producing regions: Permian Basin, Mid-Continent, East Texas-North Louisiana, Gulf Coast, South, Central and Rocky Mountain.

The Separation

On January 2, 2007, Duke Energy completed the spin-off of its natural gas businesses, primarily comprised of the Natural Gas Transmission and Field Services business segments of Duke Energy that were owned through Duke Energy’s wholly-owned subsidiary, Duke Capital LLC (now Spectra Energy Capital, LLC). Spectra Energy Capital, LLC was contributed by Duke Energy to us and all of our outstanding common stock was distributed to the Duke Energy shareholders. The Duke Energy shareholders received one share of our common stock for every two shares of Duke Energy common stock, resulting in the issuance of approximately 631 million of our shares on January 2, 2007.

We entered into a Separation and Distribution Agreement and several other agreements with Duke Energy to effect the separation and provide a framework for our relationships with Duke Energy after the separation. These agreements govern the relationship between us and Duke Energy and provide for the allocation between us and Duke Energy of Duke Energy’s assets, liabilities and obligations (including employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after our separation from Duke Energy.

Our Principal Executive Offices

Our corporate headquarters are located at 5400 Westheimer Court, Houston, Texas 77056. We were incorporated in 2006 and are a Delaware corporation. Our telephone number is (713) 627-5400.

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RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Provided below is the ratio of earnings to fixed charges for Spectra Energy Capital, LLC for each of the past five years. The ratio of earnings to fixed charges and preferred stock dividends for Spectra Energy Capital, LLC is calculated using the SEC guidelines.(a)

	Year Ended December 31,
	2006	2005	2004	2003		2002
	(dollars in millions)
Earnings as defined for fixed charges calculation
Add:
Pretax (loss) income from continuing operations(b)(e)	$767	$2,492	$685	$(615)		$388
Fixed charges	759	878	1,135	1,243		1,219
Distributed income of equity investees	860	472	140	263		369
Deduct:
Preference security dividend requirements of consolidated subsidiaries	27	27	31	102		157
Interest capitalized(c)	35	41	36	46		161

Total earnings (as defined for the Fixed Charges calculation)	$2,324	$3,774	$1,893	$743		$1,658

Fixed charges:
Interest on debt, including capitalized portions	$718	$827	$1,080	$1,117		$1,041
Estimate of interest within rental expense	14	24	24	24		21
Preference security dividend requirements of consolidated subsidiaries	27	27	31	102		157

Total fixed charges	$759	$878	$1,135	$1,243		$1,219

Ratio of earnings to fixed charges(e)	3.1	4.3	1.7	(d	)	1.4

(a)	Certain prior year Income Statement amounts above have been adjusted for businesses reclassified to discontinued operations during 2006.
(b)	Excludes minority interest expenses and income or loss from equity investees.
(c)	Excludes equity costs related to AFUDC that are included in Other Income and Expenses in the Consolidated Statements of Operations.
(d)	Earnings were inadequate to cover fixed charges by $500 million for the year ended December 31, 2003.
(e)	Includes pre-tax gains on the sale of TEPPCO GP, Inc. and TEPPCO Partners, L.P. of approximately $0.9 billion, net of minority interest, in 2005.

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RISK FACTORS

An investment in the securities involves risks. Before purchasing any securities we offer, you should carefully consider the “Risk Factors” set forth in Item 1A in our Annual Report on Form 10-K filed on April 2, 2007, together with the other information in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference in this prospectus, about risks concerning the securities, before buying any securities. See also “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, and warrants (the “Securities”) that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law, or DGCL, our amended and restated certificate of incorporation referred to herein as our “certificate of incorporation” and our amended and restated by-laws, referred to herein as our “by-laws.”

General

The total number of authorized shares of our capital stock is one billion shares of common stock, par value $0.001 per share, and 22 million shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote per share. Directors are elected by a plurality of the votes cast by shares entitled to vote. Other matters to be voted on by our shareholders must be approved by a majority of the votes cast on the matter by the holders of common stock present in person or represented by proxy, voting together as a single voting group at a meeting at which a quorum is present, subject to any voting rights granted to holders of any outstanding shares of preferred stock. Approval of an amendment to our certificate of incorporation, a merger, a share exchange, a sale of all our property or a dissolution must be approved by a majority of all votes entitled to be cast by the holders of common stock, voting together as a single voting group. Holders of our common stock will not have the right to cumulate votes in elections of directors.

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In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to their proportionate share of any assets in accordance with each holder’s holdings remaining after payment of liabilities and any amounts due to other claimants, including the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive rights and no right to convert or exchange their common stock into any other securities. No redemption or sinking fund provisions will apply to our common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of the separation will be, fully paid and non-assessable.

Holders of common stock will share equally on a per share basis in any dividend declared by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, without shareholder approval, to issue up to twenty-two million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms, subscription rights and the number of shares constituting any series or the designation of a series. Our board of directors can issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock, without shareholder approval. No shares of preferred stock are currently outstanding and we have no present plan to issue any shares of preferred stock.

Business Combinations

We are governed by Section 203 of the General Corporation Law of the State of Delaware. Section 203, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years following the time that such shareholder became an interested shareholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; or

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85.0% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder. The shareholders cannot authorize the business combination by written consent.

The application of Section 203 may limit the ability of shareholders to approve a transaction that they may deem to be in their best interests.

In general, Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested shareholder; or

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10.0% or more of the assets of the corporation to or with the interested shareholder; or

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any of its stock to the interested shareholder; or

•

any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an “interested shareholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested shareholder” to effect various business combinations with a corporation for a three-year period, although the shareholders may, by adopting an amendment to the corporation’s certificate of incorporation or by-laws, elect not to be governed by this section, effective twelve months after adoption.

Our certificate of incorporation and by-laws do not exclude us from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors since the shareholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder.

Classified Board of Directors

Our certificate of incorporation provides for our board to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our board will be elected each year. Under Section 141 of the General Corporation Law of the State of Delaware, directors serving on a classified board can only be removed for cause. The provision for our classified board may be amended, altered or repealed only upon the affirmative vote of the holders of 80% of our common shares.

The provision for a classified board could prevent a party that acquires control of a majority of the outstanding voting stock from following the date the acquiror obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquiror from making a tender offer for our shares or otherwise attempting to obtain control of us and could increase the likelihood that our incumbent directors will retain their positions.

We believe that a classified board will help to assure the continuity and stability of our board and our business strategies and policies as determined by our board, because a majority of the directors at any given time will have prior experience on our board. The classified board provision should also help to ensure that our board, if confronted with an unsolicited proposal from a third party that has acquired a block of our voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all shareholders.

We expect that Class I directors will have an initial term expiring in 2007, Class II directors will have an initial term expiring in 2008 and Class III directors will have an initial term expiring in 2009. After the separation, we expect our board will consist of 10 directors.

After the initial term of each class, our directors will serve three-year terms. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.

Our by-laws further provide that generally, vacancies resulting from newly created directorships in our board may only be filled by the vote of a majority of our board provided that a quorum is present and any director so chosen will hold office until the next election of the class for which such director was chosen. Other vacancies may be filled by a majority even if no quorum is present or by the sole remaining member.

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Shareholder Action; Special Meetings

Our certificate of incorporation provides that shareholder action only can be taken at an annual or special meeting of shareholders except that shareholder action by written consent can be taken if the consent is signed by all the holders of our issued and outstanding capital stock entitled to vote thereon. Our by-laws provide that, except as otherwise required by law, special meetings of the shareholders can only be called by the chairman of our board or by a majority of our directors by resolution.

Quorum at Shareholder Meetings

The holders of not less than a majority of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, shall constitute a quorum at all shareholder meetings.

Shareholder Proposals

At an annual meeting of shareholders, only business that is properly brought before the meeting will be conducted or considered. To be properly brought before an annual meeting of shareholders, business must be specified in the notice of the meeting (or any supplement to that notice), brought before the meeting by or at the direction of the directors (or any duly authorized committee of the board of directors) or properly brought before the meeting by a shareholder.

To be timely, a shareholder’s notice of business to be brought before the meeting must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the date of the immediately preceding annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the prior annual meeting, the shareholder’s notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. For 2007 only, the anniversary of the preceding annual meeting is deemed to be May 1, 2007.

A shareholder’s notice must set forth, among other things, as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of the business proposed to be brought before the meeting and the reason for conducting such business;

•	the name and record address of such shareholder;

•	the class or series and number of shares that are owned of record and beneficially by the shareholder proposing the business; and

•	if a such shareholder intends to solicit proxies in support of such proposal, a representation to such effect.

Similarly, at a special meeting of shareholders, only such business as is properly brought before the meeting will be conducted or considered. To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement to that notice) given by or at the direction of the chairman of our board or otherwise properly brought before the meeting by or at the direction of the board.

Nomination of Candidates for Election to Our Board

Under our by-laws, only persons that are properly nominated will be eligible for election to be members of our board. To be properly nominated, a director candidate must be nominated at an annual meeting of the shareholders by or at the direction of our board or a committee of our board, or properly nominated by a shareholder. To properly nominate a director, a shareholder must:

•	be a shareholder of record on the date of the giving of the notice for the meeting;

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•	be entitled to vote at the meeting; and

•	have given timely written notice of the business to our secretary.

To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the date of the immediately preceding annual meeting. However, that in the event that the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the prior annual meeting, the shareholders notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. For 2007 only, the anniversary of the preceding annual meeting is deemed to be May 1, 2007.

In the event of a special meeting, to be timely a shareholder’s notice must be received not earlier than 90 days prior nor later than 60 days prior to such meeting, or ten business days following public announcement of the date of the special meeting.

To be in proper written form, such shareholder’s notice must include, among other things,

•	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•

such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board;

•	the consent of each nominee to serve as a director if so elected; and

•	if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect.

Amendment of By-laws

Except as otherwise provided by law, our certificate of incorporation or our by-laws, our by-laws may be amended, altered or repealed at a meeting of the shareholders provided that notice of such amendment, alteration or appeal is contained in the notice of such meeting or a meeting of our board of directors.

All such amendments must be approved by either the holders of a majority of the common stock or by a majority of the entire board of directors then in office.

Amendment of the Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our certificate of incorporation, except as may be provided in the terms of any preferred stock, requires approval by the affirmative vote of both a majority of the members of our board then in office and a majority vote of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. However, any proposal to amend, alter, change or repeal the provisions of our certificate of incorporation relating to:

•	the classification of our board;

•	appointment of directors to fill vacancies; or

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•	amendment of the certificate of incorporation;

requires approval by the affirmative vote of 80% of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Common stockholders generally are not entitled to vote on any amendment to the certificate of incorporation that relates to the terms of one or more outstanding classes of preferred stock.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

Under our certificate of incorporation, our board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock. The certificate of incorporation also provides that a director only may be removed from office for cause and only by an affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of all classes entitled to vote. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.

Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes of entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the number of directors and vacancies and newly created directorships.

Our certificate of incorporation provides that any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice only if consent in writing setting forth the action to be taken is signed by all the holders of our issued and outstanding capital stock entitled to vote in respect of such action.

Our by-laws provide that, except as expressly required by the certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders or of any series entitled to vote may be called for any purpose or purposes only by the Chairman of the board of directors or by the board of directors. Shareholders are not entitled to call special meetings.

Our certificate of incorporation and by-laws provide for a classified board, which could prevent a party that acquires control of a majority of the outstanding voting stock from obtaining control of our board until the second annual shareholders meeting following the date the acquiror obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquiror from making a tender offer for our shares or otherwise attempting to obtain control of us and could increase the likelihood that our incumbent directors will retain their positions.

The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock or for cause, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the classified board, number of directors and filling of vacancies and newly created directorships, the requirement that shareholders act at a meeting unless all shareholders agree in writing, and the inability of shareholders to call a special meeting, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York.

NYSE Listing

Our shares of common stock are listed on The New York Stock Exchange, Inc. and trade under the ticker symbol “SE.”

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity securities. Each warrant will entitle the holder of warrants to purchase for cash the amount of equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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PLAN OF DISTRIBUTION

The Securities may be sold in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to purchasers or to a single purchaser;

•	through agents (or remarketing agents, in the case of a remarketing); or

•	through a combination of any such methods of sales.

The applicable prospectus supplement will describe the terms under which the Securities are offered, including:

•	the names of any underwriters, dealers or agents;

•	the purchase price and the net proceeds from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, re-allowed or paid to dealers.

Any underwriters or dealers may from time to time change any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

If underwriters participate in the sale of the Securities, those underwriters will acquire the Securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale.

Unless Spectra Energy states otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase the Securities will be subject to conditions, and the underwriter will be obligated to purchase all the Securities offered, except that in some cases involving a default by an underwriter, less than all of the Securities offered may be purchased. If the Securities are sold through an agent, the applicable prospectus supplement will state the name and any commission that may be paid to the agent. Unless Spectra Energy states otherwise in the prospectus supplement, that agent will be acting on a best-efforts basis for the period of its appointment.

Underwriters, dealers acting as principals and agents participating in a sale of the Securities may be deemed to be underwriters as defined under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification against certain civil liabilities, including liabilities under the Securities Act, under agreements entered into with Spectra Energy.

Underwriters and their affiliates may engage in transactions with, and, from time to time, perform services for, Spectra Energy or its affiliates in the ordinary course of their business.

The Securities may or may not be listed on a national securities exchange.

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LEGAL MATTERS

In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for Spectra Energy Corp by William S. Garner, Jr., Group Executive, General Counsel and Secretary of the Registrant, or Skadden, Arps, Slate, Meagher & Flom LLP, Washington, District of Columbia. As of March 14, 2007, Mr. Garner beneficially owned 1,302 shares of our common stock, including 1,140 performance based awards granted under our long-term incentive plan that either vest or are exercisable within 60 days of such date.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Spectra Energy Capital, LLC (formerly, Duke Capital LLC) as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 incorporated in this prospectus by reference from Spectra Energy Corp’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs regarding the adoption of a new accounting standard and the contribution of the member’s equity of Spectra Energy Capital, LLC by its parent, Duke Energy Corporation, to Spectra Energy Corp as a result of Duke Energy Corporation’s spin-off of the natural gas businesses effective January 2, 2007), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheet of Spectra Energy Corp as of December 31, 2006, incorporated in this prospectus by reference from Spectra Energy Corp’s Annual Report on Form 10-K for the year ended December 31, 2006, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the completion of the spin-off of Spectra Energy Corp from Duke Energy Corporation on January 2, 2007), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of DCP Midstream, LLC (formerly, Duke Energy Field Services, LLC) as of and for the years ended December 31, 2006 and 2005, incorporated in this prospectus by reference from Spectra Energy Corp’s Annual Report on Form 10-K filed April 2, 2007, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of TEPPCO Partners, L.P. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report dated February 28, 2006, except for the effects of discontinued operations, as discussed in Note 5, which is as of June 1, 2006, with respect to the consolidated balance sheets of TEPPCO Partners, L.P. as of December 31, 2005 and 2004 and the related consolidated statements of income, partners’ capital and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, contains a separate paragraph that states that as discussed in Note 20 to the consolidated financial statements, TEPPCO Partners, L.P. has restated its consolidated balance sheet as of December 31, 2004, and the related consolidated statements of income, partners’ capital and comprehensive income, and cash flows for the years ended December 31, 2004 and 2003.

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PROSPECTUS

SPECTRA ENERGY CAPITAL, LLC

We may offer, issue and sell from time to time, together or separately debt securities, which may be senior notes or subordinated notes.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update, or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before making your investment decision.

We may offer and sell these securities through one or more underwriters, dealers and agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

See “ Risk Factors” beginning on page 6 regarding the risks associated with an investment in these securities.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2007

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after their respective dates, even though this prospectus or a supplement is delivered or securities are sold on a later date.

Unless we have indicated otherwise, or the context otherwise requires, reference in this prospectus to “Spectra Energy Capital,” “we,” “us” and “our” or similar terms are to Spectra Energy Capital, LLC and its subsidiaries.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplement include and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “will,” or other similar words. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, those factors set forth in the section entitled “Risk Factors,” as well as the following:

•

state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industry;

•	the outcomes of litigation and regulatory investigations, proceedings or inquiries;

•	the weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms;

•	the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

•	general economic conditions, including any potential affects arising from terrorist attacks and any consequential hostilities or other hostilities;

•	changes in environmental, safety and other laws and regulations;

•	the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including out credit ratings and general economic conditions;

•	declines in the market prices of equity securities and resulting funding requirements for defined benefit pension plans;

•

growth in opportunities for our business units, including the timing and success of efforts to develop domestic and international pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition;

•	the performance of natural gas transmission and storage, distribution, and gathering and processing facilities;

•	the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets;

•	the effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

•	conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; and

•

the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of senior notes and subordinated notes as described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

To the extent that this prospectus is used by any selling securityholder to resell any securities, information with respect to the selling securityholder and the terms of the securities being offered will be contained in a prospectus supplement.

You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

Spectra Energy Capital files annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from commercial document retrieval services, over the Internet at the SEC’s website at http://www.sec.gov and under the heading “Investors/Publications” on our corporate website at www.spectraenergy.com.

We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room or at the SEC’s website listed above, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

Spectra Energy Capital, LLC	Period
Annual Report on Form 10-K	Year ended December 31, 2006 filed on April 2, 2007
Current Reports on Form 8-K	Filed January 31, 2007
Filed January 17, 2007
Filed January 8, 2007

We also incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this document.

Securityholders can obtain any document incorporated by reference in this document from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge by requesting it in writing or by telephone from us at:

c/o Investor Relations Department

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

You may also obtain these documents from our website at www.spectraenergy.com or at the SEC’s Internet site www.sec.gov by clicking on the “Search for Company Filings” link, then clicking on the “Company & Other Filers” link, and then entering our name in the “name” field.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This prospectus is dated April 9, 2007. You should not assume that the information contained in this prospectus is accurate as of any date other than April 9, 2007. Neither the mailing of this prospectus to shareholders nor the issuance of our common stock will create any implication to the contrary.

THE COMPANY

We, as Spectra Energy Corp’s (“Spectra Energy”) only direct material asset, own and operate a large and diversified portfolio of complementary natural gas-related energy assets and are one of North America’s premier midstream natural gas companies. For close to a century, we and our predecessor companies have developed critically important pipelines and related energy infrastructure connecting natural gas supply sources to premium markets. We operate in three key areas of the natural gas industry: transmission and storage, distribution and gathering and processing. The midstream sector of the natural gas industry is the link between the production of natural gas and the delivery of its components to end-use markets, and consists of the transmission and storage and the gathering and processing areas of the industry. Based in Houston, Texas, we provide transportation and storage of natural gas to customers in various regions of the Eastern and Southeastern United States, the Maritimes Provinces and the Pacific Northwest in the United States and Canada and in the province of Ontario in Canada. We also provide natural gas sales and distribution service to retail customers in Ontario, and natural gas gathering and processing services to customers in Western Canada. We have a 50% ownership in DCP Midstream, LLC, or “DCP Midstream,” one of the largest natural gas gatherers and processors in the United States. Our operations are subject to various federal, state, provincial and local laws and regulations.

Our pipeline systems consist of approximately 17,500 miles of transmission pipelines. The pipeline systems receive natural gas from major North American producing regions for delivery to markets primarily in the Mid-Atlantic, New England and Southeastern states, the Maritimes Provinces, Ontario, Alberta and the Pacific Northwest. For 2006, our proportional throughput for our pipelines totaled 3,248 trillion British thermal units (“TBtu”), compared to 3,410 TBtu in 2005. These amounts include throughput on wholly-owned U.S. and Canadian pipelines and our proportional share of throughput on pipelines that are not wholly-owned. Our storage facilities provide approximately 265 billion cubic feet of storage capacity in the United States and Canada.

DCP Midstream gathers, compresses, processes, transports, trades and markets, and stores natural gas. DCP Midstream also fractionates, transports, gathers, treats, processes, trades and markets, and stores natural gas liquids, or NGLs. DCP Midstream is 50% owned by ConocoPhillips and 50% owned by us. DCP Midstream gathers raw natural gas through gathering systems located in major natural gas producing regions: Permian Basin, Mid-Continent, East Texas-North Louisiana, Gulf Coast, South, Central and Rocky Mountain.

The Separation

In June 2006, the board of directors of Duke Energy authorized management to pursue a plan to create two separate publicly traded companies by spinning off our natural gas businesses to Duke Energy shareholders. On January 2, 2007, Duke Energy completed the spin-off of its natural gas businesses, primarily composed of our Natural Gas Transmission and Field Services business segments to shareholders. The new natural gas business, Spectra Energy, consists principally of our operations, excluding certain operations that were transferred from us to Duke Energy in December 2006 in anticipation of the spin-off, primarily the International Energy business segment and Crescent business segment, which was involved in real estate activities. In addition, we transferred certain other businesses, such as corporate service companies, unregulated power plant operations and energy commodity trading and marketing to Duke Energy.

Spectra Energy entered into a Separation and Distribution Agreement and several other agreements with Duke Energy to effect the separation and provide a framework for its relationships with Duke Energy after the separation. These agreements govern the relationship between Spectra Energy and Duke Energy and provide for the allocation between Spectra Energy and Duke Energy of Duke Energy’s assets, liabilities and obligations (including employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after Spectra Energy’s separation from Duke Energy.

Our Principal Executive Offices

Our corporate headquarters are located at 5400 Westheimer Court, Houston, Texas 77056. We are a Delaware limited liability company. Our telephone number is (713) 627-5400.

RATIO OF EARNINGS TO FIXED CHARGES

Provided below is our ratio of earnings to fixed charges for each of the past five years. Our ratio of earnings to fixed charges is calculated using the SEC guidelines.(a)

	Year Ended December 31,
	2006	2005	2004	2003		2002
	(dollars in millions)
Earnings as defined for fixed charges calculation
Add:
Pretax (loss) income from continuing operations(b)(e)	$767	$2,492	$685	$(615)		$388
Fixed charges	759	878	1,135	1,243		1,219
Distributed income of equity investees	860	472	140	263		369
Deduct:
Preference security dividend requirements of consolidated subsidiaries	27	27	31	102		157
Interest capitalized(c)	35	41	36	46		161

Total earnings (as defined for the Fixed Charges calculation)	$2,324	$3,774	$1,893	$743		$1,658

Fixed charges:
Interest on debt, including capitalized portions	$718	$827	$1,080	$1,117		$1,041
Estimate of interest within rental expense	14	24	24	24		21
Preference security dividend requirements of consolidated subsidiaries	27	27	31	102		157

Total fixed charges	$759	$878	$1,135	$1,243		$1,219

Ratio of earnings to fixed charges(e)	3.1	4.3	1.7	(d	)	1.4

(a)	Certain prior year Income Statement amounts above have been adjusted for businesses reclassified to discontinued operations during 2006.
(b)	Excludes minority interest expenses and income or loss from equity investees.
(c)	Excludes equity costs related to AFUDC that are included in Other Income and Expenses in the Consolidated Statements of Operations.
(d)	Earnings were inadequate to cover fixed charges by $500 million for the year ended December 31, 2003.
(e)	Includes pre-tax gains on the sale of TEPPCO GP, Inc. and TEPPCO Partners, L.P. of approximately $0.9 billion, net of minority interest, in 2005.

RISK FACTORS

An investment in the securities involves risks. Before purchasing any securities we offer, you should carefully consider the “Risk Factors” set forth in Item 1A in our Annual Report on Form 10-K filed on April 2, 2007, together with the other information in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference in this prospectus, about risks concerning the securities, before buying any securities. See also “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE SENIOR NOTES

Spectra Energy Capital will issue the Senior Notes in one or more series under its Senior Indenture dated as of April 1, 1998, as supplemented from time to time. Unless otherwise specified in the applicable prospectus supplement, the trustee under the Senior Indenture will be The Bank of New York. The Senior Indenture is an exhibit to the registration statement, of which this prospectus is a part.

The Senior Notes are unsecured and unsubordinated obligations and will rank equally with all of Spectra Energy Capital’s other unsecured and unsubordinated indebtedness.

Spectra Energy Capital conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the Senior Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Spectra Energy Capital. In addition, the rights that Spectra Energy Capital and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors. Certain subsidiaries of Spectra Energy Capital have incurred substantial amounts of debt in the operations and expansion of their businesses, and Spectra Energy Capital anticipates that certain of its subsidiaries will do so in the future.

The following description of the Senior Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Senior Indenture.

General

The Senior Indenture does not limit the amount of Senior Notes that Spectra Energy Capital may issue under it. Spectra Energy Capital may issue Senior Notes from time to time under the Senior Indenture in one or more series by entering into supplemental indentures or by its board of directors or a duly authorized committee authorizing the issuance.

The Senior Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

Provisions Applicable to Particular Series

The prospectus supplement for a particular series of Senior Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Senior Notes to be offered will be issued. Those terms may include some or all of the following:

•	the title of the series;

•	the total principal amount of the Senior Notes of the series;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that Spectra Energy Capital has to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	whether Spectra Energy Capital may extend the interest payment periods and, if so, the terms of the extension;

•	the place or places where payments will be made;

•	whether Spectra Energy Capital has the option to redeem the Senior Notes and, if so, the terms of its redemption option;

•	any obligation that Spectra Energy Capital has to redeem the Senior Notes through a sinking fund or to purchase the Senior Notes through a purchase fund or at the option of the holder;

•	whether the provisions described under “Defeasance and Covenant Defeasance” will not apply to the Senior Notes;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at Spectra Energy Capital’s election or at the holder’s election, in a currency other than that in which the Senior Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	whether the Senior Notes will be issuable as global securities and, if so, the securities depositary;

•	any changes in the events of default or covenants with respect to the Senior Notes;

•	any index or formula used for determining principal, premium or interest;

•

if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it; and

•	any other terms.

Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, Spectra Energy Capital will issue the Senior Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Senior Notes. Spectra Energy Capital may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Senior Indenture and the limitations applicable to global securities, transfers and exchanges of the Senior Notes may be made at The Bank of New York, 101 Barclay Street, New York, New York 10286 or at any other office maintained by Spectra Energy Capital for such purpose.

The Senior Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Spectra Energy Capital states otherwise in the applicable prospectus supplement.

Spectra Energy Capital may offer and sell the Senior Notes, including original issue discount Senior Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Senior Notes that are denominated in a currency other than U.S. dollars.

Book-Entry Debt Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the applicable trustee under the applicable indenture, which will then forward such payments to the depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities represented by such global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

•	will not be considered the owners or holders thereof under the applicable indenture.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:

•

DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within ninety (90) days after we receive such notice or become aware of such unwillingness, inability or ineligibility;

•	we, in our sole discretion and subject to DTC’s procedures, determine that the global securities shall be exchangeable for certificated notes; or

•

there shall have occurred and be continuing an event of default under an indenture with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by global securities advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant participants (as identified by DTC) to the applicable trustee.

Unless we describe otherwise in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Except as otherwise provided, one fully registered debt security certificate will be issued with respect to each series of the debt securities, each in the aggregate principal amount of such series, and will be deposited with DTC. If, however, the aggregate principal amount of any series exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series.

The following is based on information furnished to us by DTC:

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, nor its nominee, the applicable Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the applicable Trustee’s, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the applicable Trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on DTC’s records, to such Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the Trustee’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the applicable Trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

Neither we, the applicable Trustee nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

Redemption

Provisions relating to the redemption of Senior Notes will be set forth in the applicable prospectus supplement. Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, Spectra Energy Capital may redeem Senior Notes only upon notice mailed at least thirty (30), but not more than sixty (60) days before the date fixed for redemption. Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Senior Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those Senior Notes on the date fixed for redemption and that if the Senior Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Spectra Energy Capital will not be required to redeem those Senior Notes.

Spectra Energy Capital will not be required to:

•

issue, register the transfer of, or exchange any Senior Notes of a series during the period beginning fifteen (15) days before the date the notice is mailed identifying the Senior Notes of that series that have been selected for redemption; or

•	register the transfer of or exchange any Senior Note of that series selected for redemption except the unredeemed portion of a Senior Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

The Senior Indenture provides that Spectra Energy Capital may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Spectra Energy Capital’s obligations under the Senior Indenture and the Senior Notes issued under it, and Spectra Energy Capital must deliver to the Senior Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Senior Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Spectra Energy Capital under the Senior Indenture, and Spectra Energy Capital will be relieved of its obligations under the Senior Indenture and the Senior Notes.

Modification; Waiver

Spectra Energy Capital may modify the Senior Indenture with the consent of the holders of a majority in principal amount of the outstanding Senior Notes of all series of Senior Notes that are affected by the modification, voting as one class. The consent of the holder of each outstanding Senior Note affected is, however, required to:

•	change the maturity date of the principal or any installment of principal or interest on that Senior Note;

•	reduce the principal amount, the interest rate or any premium payable upon redemption on that Senior Note;

•	reduce the amount of principal due and payable upon acceleration of maturity;

•	change the currency of payment of principal, premium or interest on that Senior Note;

•	impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

•

reduce the percentage in principal amount of Senior Notes of any series required to modify the Senior Indenture, waive compliance with certain restrictive provisions of the Senior Indenture or waive certain defaults; or

•	with certain exceptions, modify the provisions of the Senior Indenture governing modifications of the Senior Indenture or governing waiver of covenants or past defaults.

In addition, Spectra Energy Capital may modify the Senior Indenture for certain other purposes, without the consent of any holders of Senior Notes.

The holders of a majority in principal amount of the outstanding Senior Notes of any series may waive, for that series, Spectra Energy Capital’s compliance with certain restrictive provisions of the Senior Indenture, including the covenant described under “Negative Pledge.” The holders of a majority in principal amount of the outstanding Senior Notes of all series under the Senior Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Senior Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Senior Note of the series affected.

Events of Default

The following are events of default under the Senior Indenture with respect to any series of Senior Notes, unless Spectra Energy Capital states otherwise in the applicable prospectus supplement:

•	failure to pay principal of or any premium on any Senior Note of that series when due;

•

failure to pay when due any interest on any Senior Note of that series that continues for sixty (60) days; for this purpose, the date on which interest is due is the date on which Spectra Energy Capital is required to make payment following any deferral of interest payments by it under the terms of Senior Notes that permit such deferrals;

•	failure to make any sinking fund payment when required for any Senior Note of that series that continues for sixty (60) days;

•

failure to perform any covenant in the Senior Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for ninety (90) days after the Senior Indenture Trustee or the holders of at least 33% of the outstanding Senior Notes of that series give Spectra Energy Capital written notice of the default; and

•	certain bankruptcy, insolvency or reorganization events with respect to Spectra Energy Capital.

In the case of the fourth event of default listed above, the Senior Indenture Trustee may extend the grace period.

In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Senior Notes of that series, together with the Senior Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Spectra Energy Capital has initiated and is diligently pursuing corrective action.

Spectra Energy Capital may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

If an event of default with respect to Senior Notes of a series occurs and is continuing, then the Senior Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series may declare the principal amount of all Senior Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration, but before a judgment for payment of the money due has been obtained if:

•

Spectra Energy Capital has paid or deposited with the Senior Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Senior Indenture Trustee; and

•	all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

The Senior Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Senior Notes unless those holders have offered the Senior Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding Senior Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Indenture Trustee or the exercise of any power of the Senior Indenture Trustee with respect to those Senior Notes. The Senior Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Senior Indenture Trustee in good faith considers it in the interest of the holders to do so.

The holder of any Senior Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Senior Note on its maturity date or redemption date and to enforce those payments.

Spectra Energy Capital is required to furnish each year to the Senior Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Senior Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

The paying agent will pay the principal of any Senior Notes only if those Senior Notes are surrendered to it. The paying agent will pay interest on Senior Notes issued as global securities by wire transfer to the holder of those global securities. Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Senior Notes that are not in global form at its office or, at Spectra Energy Capital’s option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the Senior Indenture Trustee at least sixteen (16) days prior to the date of payment by the person entitled to that interest; or

•	by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Senior Notes.

Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, the Senior Indenture Trustee will act as paying agent for that series of Senior Notes, and the principal corporate trust office of the Senior Indenture Trustee will be the office through which the paying agent acts. Spectra Energy Capital may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

Any money that Spectra Energy Capital has paid to a paying agent for principal or interest on any Senior Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Spectra Energy Capital at its request. After repayment to Spectra Energy Capital, holders should look only to Spectra Energy Capital for those payments.

Negative Pledge

While any of the Senior Notes remain outstanding, Spectra Energy Capital will not, and will not permit any Principal Subsidiary (as defined below) to, create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any Principal Property (as defined below) of Spectra Energy Capital or of a Principal Subsidiary or upon any shares of stock of any Principal Subsidiary, whether such Principal Property is, or shares of stock are, owned on or acquired after the date of the Senior Indenture, to secure any indebtedness for borrowed money of Spectra Energy Capital, unless the Senior Notes then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

The foregoing restriction does not apply with respect to, among other things:

•

purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that Spectra Energy Capital or any Principal Subsidiary acquired after the date of the Senior Indenture;

•

mortgages, liens, pledges, security interests or other encumbrances existing on any property or shares of stock at the time Spectra Energy Capital or any Principal Subsidiary acquired it or them, including those which exist on any property or shares of stock of an entity with which Spectra Energy Capital or any Principal Subsidiary is consolidated or merged or which transfers or leases all or substantially all of its properties to Spectra Energy Capital or any Principal Subsidiary;

•

mortgages, liens, pledges, security interests or other encumbrances upon any property of Spectra Energy Capital or any Principal Subsidiary or shares of stock of any Principal Subsidiary that existed on the date of the initial issuance of Senior Notes or upon the property or shares of stock of any corporation existing at the time that corporation became a Principal Subsidiary;

•

pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which Spectra Energy Capital or any Principal Subsidiary is a party;

•	liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

•

liens incurred in connection with the issuance of bankers’ acceptances and lines of credit, bankers’ liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within twelve (12) months of the date that such indebtedness is originally incurred;

•	liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

•	liens securing industrial revenue or pollution control bonds;

•

liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of Spectra Energy Capital or any Principal Subsidiary;

•	liens created in connection with, and created to secure, a non-recourse obligation;

•

mortgages, liens, pledges, security interests or other encumbrances in favor of the United States of America, any state, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages;

•

indebtedness which Spectra Energy Capital or any Principal Subsidiary may issue in connection with the consolidation or merger of Spectra Energy Capital or any Principal Subsidiary with or into any other entity, which may be an affiliate of Spectra Energy Capital or any Principal Subsidiary, in exchange for or otherwise in substitution for secured indebtedness of that entity (“Third Party Debt”) which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity, (2) prohibits that entity from incurring secured indebtedness, unless the Third Party Debt is secured equally and ratably with such secured indebtedness or (3) prohibits that entity from incurring secured indebtedness;

•

indebtedness of any entity which Spectra Energy Capital or any Principal Subsidiary is required to assume in connection with a consolidation or merger of that entity, with respect to which any property of Spectra Energy Capital or any Principal Subsidiary is subjected to a mortgage, lien, pledge, security interest or other encumbrance;

•

mortgages, liens, security interests or other encumbrances on property held or used by Spectra Energy Capital or any Principal Subsidiary in connection with the exploration for, or development, gathering, production, storage or marketing of, natural gas, oil or other minerals (including liquefied gas and synthetic gas);

•

mortgages, liens, pledges, security interests and other encumbrances in favor of Spectra Energy Capital, one or more Principal Subsidiaries, one or more wholly owned Subsidiaries (as defined below) of Spectra Energy Capital or any of the foregoing in combination;

•

mortgages, liens, pledges, security interests or other encumbrances upon any property acquired, constructed, developed or improved by Spectra Energy Capital or any Principal Subsidiary after the date of the Senior Indenture which are created before, at the time of, or within eighteen (18) months after such acquisition – or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later – to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that Spectra Energy Capital or any Principal Subsidiary owns other than real property that is unimproved up to that time; and

•

the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance described above; or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

In addition, Spectra Energy Capital or any Principal Subsidiary may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Senior Indenture without Spectra Energy Capital equally and ratably securing the Senior Notes, if immediately after that creation or assumption, the principal amount of indebtedness for borrowed money of Spectra Energy Capital that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of Spectra Energy Capital’s common stockholder’s equity as shown on its consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

For purposes of the preceding paragraphs, the following terms have these meanings:

“Principal Property” means any natural gas pipeline, natural gas gathering system, natural gas storage facility, natural gas processing plant or other plant or facility located in the United States that in the opinion of the Board of Directors or management of Spectra Energy Capital is of material importance to the business conducted by Spectra Energy Capital and its consolidated subsidiaries taken as a whole;

“Principal Subsidiary” means any Subsidiary of Spectra Energy Capital that owns a Principal Property; and

“Subsidiary” means, as to any entity, a corporation of which more than 50% of the outstanding shares of stock having ordinary voting power (other than stock having such power only by reason of contingency) is at the time owned, directly or indirectly, through one or more intermediaries, or both, by such entity.

Defeasance and Covenant Defeasance

The Senior Indenture provides that Spectra Energy Capital may be:

•

discharged from its obligations, with certain limited exceptions, with respect to any series of Senior Notes, as described in the Senior Indenture, such a discharge being called a “defeasance” in this prospectus; and

•

released from its obligations under certain restrictive covenants especially established with respect to any series of Senior Notes, including the covenant described under “Negative Pledge,” as described in the Senior Indenture, such a release being called a “covenant defeasance” in this prospectus.

Spectra Energy Capital must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Senior Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Senior Notes on the maturity dates of those payments or upon redemption.

Following a defeasance, payment of the Senior Notes defeased may not be accelerated because of an event of default under the Senior Indenture. Following a covenant defeasance, the payment of Senior Notes may not be accelerated by reference to the covenants from which Spectra Energy Capital has been released. A defeasance may occur after a covenant defeasance.

Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Senior Notes in which holders of those Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Spectra Energy Capital urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

Under current United States federal income tax law, unless accompanied by other changes in the terms of the Senior Notes, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Senior Indenture Trustee

The Bank of New York is the Senior Indenture Trustee and the trustee under the Subordinated Indenture. Spectra Energy Capital and certain of its affiliates maintain deposit accounts and banking relationships with The Bank of New York. The Bank of New York also serves as trustee or agent under other indentures and agreements pursuant to which securities of Spectra Energy Capital and of certain of its affiliates are outstanding.

The Senior Indenture Trustee will perform only those duties that are specifically set forth in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Senior Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

DESCRIPTION OF THE SUBORDINATED NOTES

Spectra Energy Capital will issue the Subordinated Notes in one or more series under its Subordinated Indenture dated as of April 1, 1998, as supplemented from time to time. Unless otherwise specified in the applicable prospectus supplement, the trustee under the Subordinated Indenture will be The Bank of New York. The Subordinated Indenture is an exhibit to the registration statement, of which this prospectus is a part.

The Subordinated Notes are unsecured obligations of Spectra Energy Capital and are junior in right of payment to “Senior Indebtedness” of Spectra Energy Capital. You may find a description of the subordination provisions of the Subordinated Notes, including a description of Senior Indebtedness of Spectra Energy Capital, under “Subordination.”

Spectra Energy Capital conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the Subordinated Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Spectra Energy Capital. In addition, the rights that Spectra Energy Capital and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors. Certain subsidiaries of Spectra Energy Capital have incurred substantial amounts of debt in the operations and expansion of their businesses and Spectra Energy Capital anticipates that certain of its subsidiaries will do so in the future.

The following description of the Subordinated Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Subordinated Indenture.

General

The Subordinated Indenture does not limit the amount of Subordinated Notes, including Subordinated Notes, that Spectra Energy Capital may issue under it. Spectra Energy Capital may issue Subordinated Notes, including Subordinated Notes, from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by its board of directors or a duly authorized committee authorizing the issuance.

The Subordinated Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

The Subordinated Indenture does not protect the holders of Subordinated Notes if Spectra Energy Capital engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

The prospectus supplement for a particular series of Subordinated Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Subordinated Notes to be offered will be issued. Those terms may include some or all of the following:

•	the title of the series;

•	the total principal amount of the Subordinated Notes of the series;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that Spectra Energy Capital has to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	whether Spectra Energy Capital may extend the interest payment periods and, if so, the terms of the extension;

•	the place or places where payments will be made;

•	whether Spectra Energy Capital has the option to redeem the Subordinated Notes and, if so, the terms of its redemption option;

•	any obligation that Spectra Energy Capital has to redeem the Subordinated Notes through a sinking fund or to purchase the Subordinated Notes through a purchase fund or at the option of the holder;

•	whether the provisions described under “Defeasance and Covenant Defeasance” will not apply to the Subordinated Notes;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at Spectra Energy Capital’s election or at the holder’s election, in a currency other than that in which the Subordinated Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	whether the Subordinated Notes will be issuable as global securities and, if so, the securities depositary;

•	any changes in the events of default or covenants with respect to the Subordinated Notes;

•	any index or formula used for determining principal, premium or interest;

•

if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

•	the subordination of the Subordinated Notes to any other of Spectra Energy Capital’s indebtedness, including other series of Subordinated Notes; and

•	any other terms.

The interest rate and interest and other payment dates of each series of Subordinated Notes issued to a Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the preferred securities of that Trust.

Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, Spectra Energy Capital will issue the Subordinated Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Subordinated Notes. Spectra Energy Capital may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities, transfers and exchanges of the Subordinated Notes may be made at The Bank of New York, 101 Barclay Street, New York, New York 10286 or at any other office maintained by Spectra Energy Capital for such purpose.

The Subordinated Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Spectra Energy Capital states otherwise in the applicable prospectus supplement.

Spectra Energy Capital may offer and sell the Subordinated Notes, including original issue discount Subordinated Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Subordinated Notes that are denominated in a currency other than U.S. dollars.

Book-Entry Debt Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the applicable trustee under the applicable indenture, which will then forward such payments to the depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities represented by such global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

•	will not be considered the owners or holders thereof under the applicable indenture.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:

•

DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within ninety (90) days after we receive such notice or become aware of such unwillingness, inability or ineligibility;

•	we, in our sole discretion and subject to DTC’s procedures, determine that the global securities shall be exchangeable for certificated notes; or

•

there shall have occurred and be continuing an event of default under an indenture with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by global securities advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant participants (as identified by DTC) to the applicable trustee.

Unless we describe otherwise in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Except as otherwise provided, one fully registered debt security certificate will be issued with respect to each series of the debt securities, each in the aggregate principal amount of such series, and will be deposited with DTC. If, however, the aggregate principal amount of any series exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series.

The following is based on information furnished to us by DTC:

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, nor its nominee, the applicable Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the applicable Trustee’s, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the applicable Trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on DTC’s records, to such Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the Trustee’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the applicable Trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

Neither we, the applicable Trustee nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

Redemption

Provisions relating to the redemption of Subordinated Notes will be set forth in the applicable prospectus supplement. Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, Spectra Energy Capital may redeem Subordinated Notes only upon notice mailed at least thirty (30), but not more than sixty (60) days before the date fixed for redemption.

Spectra Energy Capital will not be required to:

•

issue, register the transfer of, or exchange any Subordinated Notes of a series during the period beginning fifteen (15) days before the date the notice is mailed identifying the Subordinated Notes of that series that have been selected for redemption; or

•	register the transfer of or exchange any Subordinated Note of that series selected for redemption except the unredeemed portion of a Subordinated Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

The Subordinated Indenture provides that Spectra Energy Capital may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Spectra Energy Capital’s obligations under the Subordinated Indenture and the Subordinated Notes, including the Subordinated Notes, and Spectra Energy Capital must deliver to the Subordinated Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Subordinated Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Spectra Energy Capital under the Subordinated Indenture, and Spectra Energy Capital will be relieved of its obligations under the Subordinated Indenture and any Subordinated Notes, including the Subordinated Notes.

Modification; Waiver

Spectra Energy Capital may modify the Subordinated Indenture with the consent of the holders of a majority in principal amount of the outstanding Subordinated Notes of all series that are affected by the modification, voting as one class. The consent of the holder of each outstanding Subordinated Note affected is, however, required to:

•	change the maturity date of the principal or any installment of principal or interest on that Subordinated Note;

•	reduce the principal amount, the interest rate or any premium payable upon redemption on that Subordinated Note;

•	reduce the amount of principal due and payable upon acceleration of maturity;

•	change the currency of payment of principal, premium or interest on that Subordinated Note;

•	impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

•

reduce the percentage in principal amount of Subordinated Notes of any series required to modify the Subordinated Indenture, waive compliance with certain restrictive provisions of the Subordinated Indenture or waive certain defaults; or

•	with certain exceptions, modify the provisions of the Subordinated Indenture governing modifications of the Subordinated Indenture or governing waiver of covenants or past defaults.

In addition, Spectra Energy Capital may modify the Subordinated Indenture for certain other purposes, without the consent of any holders of Subordinated Notes, including Subordinated Notes.

The holders of a majority in principal amount of the outstanding Subordinated Notes of any series may waive, for that series, Spectra Energy Capital’s compliance with certain restrictive provisions of the Subordinated Indenture. The holders of a majority in principal amount of the outstanding Subordinated Notes of all series under the Subordinated Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Subordinated Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Subordinated Note of the series affected.

Spectra Energy Capital may not amend the Subordinated Indenture to change the subordination of any outstanding Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

Events of Default

The following are events of default under the Subordinated Indenture with respect to any series of Subordinated Notes, unless Spectra Energy Capital states otherwise in the applicable prospectus supplement:

•	failure to pay principal of or any premium on any Subordinated Note of that series when due;

•

failure to pay when due any interest on any Subordinated Note of that series that continues for sixty (60) days; for this purpose, the date on which interest is due is the date on which Spectra Energy Capital is required to make payment following any deferral of interest payments by it under the terms of Subordinated Notes that permit such deferrals;

•	failure to make any sinking fund payment when required for any Subordinated Note of that series that continues for sixty (60) days;

•

failure to perform any covenant in the Subordinated Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for ninety (90) days after the Subordinated Indenture Trustee or the holders of at least 33% of the outstanding Subordinated Notes of that series give Spectra Energy Capital written notice of the default; and

•	certain bankruptcy, insolvency or reorganization events with respect to Spectra Energy Capital.

In the case of the fourth event of default listed above, the Subordinated Indenture Trustee may extend the grace period.

In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Subordinated Notes of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Spectra Energy Capital has initiated and is diligently pursuing corrective action.

Spectra Energy Capital may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

If an event of default with respect to Subordinated Notes of a series occurs and is continuing, then the Subordinated Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Subordinated Notes of that series may declare the principal amount of all Subordinated Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

•

Spectra Energy Capital has paid or deposited with the Subordinated Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Subordinated Indenture Trustee; and

•	all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

In the case of Subordinated Notes issued to a Trust, a holder of preferred securities may institute a legal proceeding directly against Spectra Energy Capital, without first instituting a legal proceeding against the Property Trustee of the Trust by which those preferred securities were issued or any other person or entity, for enforcement of payment to that holder of principal or interest on an equivalent amount of Subordinated Notes of the related series on or after the due dates specified in those Subordinated Notes.

The Subordinated Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Subordinated Notes unless those holders have offered the Subordinated Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding Subordinated Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Indenture Trustee or the exercise of any power of the Subordinated Indenture Trustee with respect to those Subordinated Notes. The Subordinated Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Subordinated Indenture Trustee in good faith considers it in the interest of the holders to do so.

The holder of any Subordinated Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Subordinated Note on its maturity date or redemption date and to enforce those payments.

Spectra Energy Capital is required to furnish each year to the Subordinated Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Subordinated Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

The paying agent will pay the principal of any Subordinated Notes only if those Subordinated Notes are surrendered to it. The paying agent will pay interest on Subordinated Notes issued as global securities by wire transfer to the holder of those global securities. Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Subordinated Notes that are not in global form at its office or, at Spectra Energy Capital’s option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the Subordinated Indenture Trustee at least sixteen (16) days prior to the date of payment by the person entitled to that interest; or

•	by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Subordinated Notes.

Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, the Subordinated Indenture Trustee will act as paying agent for that series of Subordinated Notes, and the principal corporate trust office of the Subordinated Indenture Trustee will be the office through which the paying agent acts. Spectra Energy Capital may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

Any money that Spectra Energy Capital has paid to a paying agent for principal or interest on any Subordinated Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Spectra Energy Capital at its request. After repayment to Spectra Energy Capital, holders should look only to Spectra Energy Capital for those payments.

Defeasance and Covenant Defeasance

The Subordinated Indenture provides that Spectra Energy Capital may be:

•

discharged from its obligations, with certain limited exceptions, with respect to any series of Subordinated Notes, as described in the Subordinated Indenture, such a discharge being called a “defeasance” in this prospectus; and

•

released from its obligations under certain restrictive covenants especially established with respect to a series of Subordinated Notes, as described in the Subordinated Indenture, such a release being called a “covenant defeasance” in this prospectus.

Spectra Energy Capital must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Subordinated Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Subordinated Notes on the maturity dates of those payments or upon redemption. Following a defeasance, payment of the Subordinated Notes defeased may not be accelerated because of an event of default under the Subordinated Indenture.

Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Subordinated Notes in which holders of those Subordinated Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Spectra Energy Capital urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

Subordinated Notes issued to a Trust will not be subject to covenant defeasance.

Subordination

Each series of Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•

Spectra Energy Capital makes a payment or distribution of any of its assets to creditors upon its dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or Spectra Energy Capital will make provision for those payments, before the holders of any Subordinated Notes have the right to receive any payments of principal or interest on their Subordinated Notes.

“Senior Indebtedness” means, with respect to any series of Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

•	all of Spectra Energy Capital’s indebtedness that is evidenced by notes, debentures, bonds or other securities Spectra Energy Capital sells for money or other obligations for money borrowed;

•

all indebtedness of others of the kinds described in the preceding category which Spectra Energy Capital has assumed or guaranteed or which Spectra Energy Capital has in effect guaranteed through an agreement to purchase, contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Subordinated Notes. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

Future series of Subordinated Notes which are not Subordinated Notes may rank senior to outstanding series of Subordinated Notes and would constitute Senior Indebtedness with respect to those series.

The Subordinated Indenture does not limit the amount of Senior Indebtedness that Spectra Energy Capital may issue.

Concerning the Subordinated Indenture Trustee

The Bank of New York is the Subordinated Indenture Trustee and the Senior Indenture Trustee. Spectra Energy Capital and certain of its affiliates maintain deposit accounts and banking relationships with The Bank of New York. The Bank of New York also serves as trustee or agent under other indentures and agreements pursuant to which securities of Spectra Energy Capital and of certain of its affiliates are outstanding.

The Subordinated Indenture Trustee will perform only those duties that are specifically set forth in the Subordinated Indenture unless an event of default under the Subordinated Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Subordinated Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

PLAN OF DISTRIBUTION

The Securities may be sold in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to purchasers or to a single purchaser;

•	through agents (or remarketing agents, in the case of a remarketing); or

•	through a combination of any such methods of sales.

The applicable prospectus supplement will describe the terms under which the Securities are offered, including:

•	the names of any underwriters, dealers or agents;

•	the purchase price and the net proceeds from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, re-allowed or paid to dealers.

Any underwriters or dealers may from time to time change any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

If underwriters participate in the sale of the Securities, those underwriters will acquire the Securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale.

Unless Spectra Energy Capital states otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase the Securities will be subject to conditions, and the underwriter will be obligated to purchase all the Securities offered, except that in some cases involving a default by an underwriter, less than all of the Securities offered may be purchased. If the Securities are sold through an agent, the applicable prospectus supplement will state the name and any commission that may be paid to the agent. Unless Spectra Energy Capital states otherwise in the prospectus supplement, that agent will be acting on a best-efforts basis for the period of its appointment.

Underwriters, dealers acting as principals and agents participating in a sale of the Securities may be deemed to be underwriters as defined under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification against certain civil liabilities, including liabilities under the Securities Act, under agreements entered into with Spectra Energy Capital.

Underwriters and their affiliates may engage in transactions with, and, from time to time, perform services for, Spectra Energy Capital or its affiliates in the ordinary course of their business.

The Securities may or may not be listed on a national securities exchange.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for Spectra Energy Corp by William S. Garner, Jr., Vice President, General Counsel and Secretary of the Registrant, or Skadden, Arps, Slate, Meagher & Flom LLP, Washington, District of Columbia.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Spectra Energy Capital, LLC (formerly, Duke Capital LLC) as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 incorporated in this prospectus by reference from Spectra Energy Capital, LLC’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs regarding the adoption of a new accounting standard and the contribution of the member’s equity of Spectra Energy Capital, LLC by its parent, Duke Energy Corporation, to Spectra Energy Corp as a result of Duke Energy Corporation’s spin-off of the natural gas businesses effective January 2, 2007), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of DCP Midstream, LLC (formerly, Duke Energy Field Services, LLC) as of and for the years ended December 31, 2006 and 2005, incorporated in this prospectus by reference from Spectra Energy Capital, LLC’s Annual Report on Form 10-K filed April 2, 2007, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of TEPPCO Partners, L.P. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report dated February 28, 2006, except for the effects of discontinued operations, as discussed in Note 5, which is as of June 1, 2006, with respect to the consolidated balance sheets of TEPPCO Partners, L.P. as of December 31, 2005 and 2004 and the related consolidated statements of income, partners’ capital and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, contains a separate paragraph that states that as discussed in Note 20 to the consolidated financial statements, TEPPCO Partners, L.P. has restated its consolidated balance sheet as of December 31, 2004, and the related consolidated statements of income, partners’ capital and comprehensive income, and cash flows for the years ended December 31, 2004 and 2003.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution (Estimated).

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	*
Trustee Fees and Expenses		5,000
Printing Fees and Expenses		5,000
Accounting Fees and Expenses		20,000
Legal Fees		50,000
Miscellaneous		0

Total		$80,000

*	Under Rule 456(b) and Rule 457(r), the registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporations Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, shareholder vote, agreement or otherwise.

Our certificate of incorporation provides that no director shall be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except as required by the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our shareholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and by-laws provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director or officer, or while our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. We will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in our best interests and, with respect to any criminal proceeding, had no reason to believe such person’s conduct was unlawful. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We have obtained policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however,

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spectra Energy Corp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on April 6, 2007.

SPECTRA ENERGY CORP (Registrant)

By:	/s/ William S. Garner, Jr.
Name:	William S. Garner, Jr.
Title:	Group Executive, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer and Director	April 6, 2007
Fred J. Fowler

*	Chief Financial Officer (Principal Financial Officer)	April 6, 2007
Gregory L. Ebel

*	Vice President and Controller (Principal Accounting Officer)	April 6, 2007
Sabra L. Harrington

Signature	Title	Date
Majority of Directors:

Paul M. Anderson*	Chairman	April 6, 2007
Austin A. Adams*	Director	April 6, 2007
Roger Agnelli*	Director	April 6, 2007
William T. Esrey*	Director	April 6, 2007
Peter B. Hamilton*	Director	April 6, 2007
Dennis R. Hendrix*	Director	April 6, 2007
Michael E.J. Phelps*	Director	April 6, 2007
Martha B. Wyrsch*	Director	April 6, 2007

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of the Registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the Registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ William S. Garner, Jr.
Name:	William S. Garner, Jr.
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, Spectra Energy Capital, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on April 6, 2007.

SPECTRA ENERGY CAPITAL, LLC (Registrant)

By:	/S/ GREGORY L. EBEL
Name:	Gregory L. Ebel
Title:	President and Chief Executive Officer

Each of the undersigned whose signature appears below hereby constitutes and appoints Gregory L. Ebel, William S. Garner, Jr. and Philip T. Warman and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities Exchange Commission, under the Securities Act.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GREGORY L. EBEL Gregory L. Ebel	President, Chief Executive Officer and Manager (Principal Executive Officer)	April 6, 2007

/S/ SABRA L. HARRINGTON Sabra L. Harrington	Vice President, Chief Financial Officer, Controller and Manager (Principal Financial Officer)	April 6, 2007

/S/ KEITH A. CRANE Keith A. Crane	Manager	April 6, 2007

EXHIBIT INDEX

Exhibit No.	Exhibits

1.1	Form of Spectra Energy Corp (“Spectra Energy”) Underwriting Agreement***

1.2	Form of Spectra Energy Capital, LLC (“Spectra Energy Capital”) Underwriting Agreement***

2.1	Separation and Distribution Agreement, by and between Duke Energy Corp and Spectra Energy, dated December 13, 2006 (previously filed with Spectra Energy’s Current Report on Form 8-K, as Exhibit 2.1 on December 15, 2006)**

3.1	Amended and Restated Certificate of Incorporation of Spectra Energy (previously filed with Spectra Energy’s Current Report on Form 8-K, as Exhibit 3.1 on December 15, 2006)**

3.2	Amended and Restated By-Laws of Spectra Energy (previously filed with Spectra Energy’s Current Report on Form 8-K, as Exhibit 3.2 on December 15, 2006)**

4.1	Spectra Energy Capital’s Senior Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.1 filed on January 27, 1999)**

4.2	Spectra Energy Capital’s Supplemental Senior Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.2 filed on January 27, 1999)**

4.3	Spectra Energy Capital’s Supplemental Senior Indenture (previously filed with Spectra Energy Capital’s Form S-3 as Exhibit 4.2 filed on August 27, 1999)**

4.4	Spectra Energy Capital’s Supplemental Senior Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.2 filed on December 7, 1999)**

4.5	Spectra Energy Capital’s Supplemental Senior Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.2 filed on May 2, 2001)**

4.6	Spectra Energy Capital’s Supplemental Senior Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3/A as Exhibit 4.2 filed on May 3, 2001)**

4.7	Spectra Energy Capital’s Subordinated Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.3 filed on January 27, 1999)**

4.8	Spectra Energy Capital’s Supplemental Subordinated Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.4A filed on January 27, 1999)**

4.9	Spectra Energy Capital’s Supplemental Subordinated Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.4B filed on January 27, 1999)**

4.10	Spectra Energy Capital’s Supplemental Subordinated Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.4A filed on August 27, 1999)**

4.11	Spectra Energy Capital’s Supplemental Subordinated Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.4B filed on August 27, 1999)**

4.12	Spectra Energy Capital’s Supplemental Subordinated Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.4(A) filed on December 7, 1999)**

4.13	Spectra Energy Capital’s Supplemental Subordinated Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.4(B) filed on December 7, 1999)**

4.14	Spectra Energy Capital’s Supplemental Subordinated Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.4(A) filed on May 2, 2001)**

4.15	Spectra Energy Capital’s Supplemental Subordinated Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3 as Exhibit 4.4(B) filed on May 2, 2001)**

Exhibit No.	Exhibits

4.16	Spectra Energy Capital’s Supplemental Subordinated Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3/A as Exhibit 4.4(A) filed on May 3, 2001)**

4.17	Spectra Energy Capital’s Supplemental Subordinated Indenture (previously filed with Spectra Energy Capital’s Registration Statement on Form S-3/A as Exhibit 4.4(B) filed on May 3, 2001)**

4.18	Form of Spectra Energy’s Stock Warrant Agreement***

4.19	Form of Spectra Energy’s Stock Warrant Certificate***

5.1	Opinion of William S. Garner, Jr., Vice President, General Counsel and Secretary of Spectra Energy*

12.1	Spectra Energy Capital’s Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Spectra Energy Capital, LLC*

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Spectra Energy Corp*

23.3	Consent of Deloitte & Touche LLP, Independent Auditors for DCP Midstream, LLC*

23.4	Consent of KPMG LLP, Independent Auditors for TEPPCO Partners, L.P.*

23.5	Consent of William S. Garner, Jr., Vice President, General Counsel and Secretary of Spectra Energy (included in Exhibit 5.1)*

24.1	Spectra Energy’s Powers of Attorney*

25.1	Statement of Eligibility on Form T-1 of the Trustee under the Spectra Energy Capital Senior Indenture*

25.2	Statement of Eligibility on Form T-1 of the Trustee under the Spectra Energy Capital Subordinated Indenture*

*	Filed herewith.
**	Previously filed and incorporated herein by reference thereto.
***	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.